EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-219286-01) of Madison Gas and Electric Company of our report dated February 22, 2019 relating to the financial statements and financial statement schedule, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

February 22, 2019